Exhibit 5.1

October 1, 2013

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, QC

Canada H3A 1L6

Registration Statement on Form S-3 of

Domtar Corporation

Ladies and Gentlemen:

We have acted as special counsel to Domtar Corporation, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to the Senior Indenture, dated November 19, 2007, among the Company, Domtar Paper Company, LLC, The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Senior Trustee”), and the Guarantors listed on Schedule A hereto (collectively, the “Subsidiary Guarantors”), as previously supplemented and amended (the “Senior Indenture”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into among the Company and one or more trustees as may be determined from time to time (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”), (iii) shares of preferred stock of the Company (the “Preferred Stock”), (iv) shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), (v) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into among the Company and one or more depositaries as may be determined from time to time, (vi) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities, property or assets as well as other warrants (the “Warrants”) pursuant to one or more warrant agreements (the “Warrant Agreements”) to be entered into among the Company and one or more warrant agents as may be determined from time to time, (vii) purchase contracts representing rights or obligations to purchase or sell Preferred Stock, Common Stock or other securities, property or assets (the “Purchase Contracts”), (viii) purchase units, representing ownership of Purchase Contracts and Debt Securities

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(or undivided beneficial interests therein), Depositary Shares or debt obligations of third parties, including U.S. Treasury Securities (the “Purchase Units”) and (ix) rights to purchase Preferred Stock or Common Stock (the “Rights”) pursuant to one or more rights agreements (the “Rights Agreements”). The obligations of the Company with respect to the Senior Debt Securities that may be issued by the Company from time to time pursuant to the Registration Statement will be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors.

In rendering the opinions expressed below, (i) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and the Subsidiary Guarantors and such other instruments and certificates of public officials and officers and representatives of the Company and the Subsidiary Guarantors as we have deemed necessary or appropriate for the purposes of such opinions, (ii) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and the Subsidiary Guarantors delivered to us and (iii) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity and completeness of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined, (c) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (d) the legal capacity of all natural persons executing documents, (e) the power and authority of the Trustees to enter into and perform their respective obligations under the Indentures, (f) the due authorization, execution and delivery of the Indentures by the Trustees and (g) the enforceability of each Indenture against its respective Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.

When (i)(a) the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”) and (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms. When (i) the

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terms of any supplemental indenture to the Senior Indenture and the Guarantees and the performance of the Subsidiary Guarantors of their obligations thereunder have been duly authorized by all necessary action on the part of each Subsidiary Guarantor so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor and (ii) such Guarantees and any supplemental indenture to the Senior Indenture have been validly executed and delivered by each Subsidiary Guarantor, such Guarantees will constitute a valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms.

2.	When (i) the terms, and the execution and delivery, of the Subordinated Indenture have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Subordinated Indenture and any supplemental indenture thereto has been duly executed and delivered by the Company and the Subordinated Trustee, (iii) (a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Subordinated Debt Securities have been established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

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4.	When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) (a) (1) in the case of Depositary Shares representing fractional interests in Subordinated Debt Securities, the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Subordinated Trustee, as contemplated in paragraph 2 above, and (2) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 3 above, and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.

5.	When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

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6.	When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.

When (i) the terms of the Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as

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contemplated in paragraph 7 above, (iv) (a) (1) the Subordinated Indenture relating to the Subordinated Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company and the Subordinated Trustee, as contemplated in paragraph 2 above, and (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, (b) the Preferred Stock that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 3 above, (c) (1) the Deposit Agreement relating to the Depositary Shares that form a part of the Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 4 above, (2) in the case of Depositary Shares representing fractional interests in Subordinated Debt Securities, the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the Subordinated Trustee, as contemplated in paragraph 2 above, and (3) the Debt Securities relating to the Depositary Shares that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Purchase Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Units will be validly issued.

9.	When (i) the terms, and the execution and delivery, of the Rights and any Rights Agreement or Rights Agreements relating to the Rights and the terms of the issuance and sale of the Rights and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Rights Agreement or Rights Agreements relating to the Rights have been duly executed and delivered by the Company and such agent as shall have been duly appointed by the Company, (iii) the terms of the Rights have been established in accordance with the applicable Rights Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Rights or certificates representing the Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Rights Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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10.	If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Senior Indenture or Subordinated Indenture, as the case may be, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America, as currently in effect, and we do not express any opinion herein concerning any other laws.

In rendering the opinion expressed above with respect to the Senior Debt Securities and the Guarantees (i) we have relied, as to all matters relating to the laws of the State of Wisconsin, on the opinion of Quarles & Brady LLP, delivered to you today, and (ii) we have relied, as to all matters relating to the laws of the State of Delaware, on the opinion of Richards, Layton & Finger, P.A., delivered to you today.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the reference to our firm under the caption “Legal matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

Schedule A

Subsidiary Guarantor	State of Organization

Ariva Distribution Inc.	New York
Associated Hygienic Products LLC	Delaware
Attends Healthcare Products, Inc.	Delaware
Domtar AI Inc.	Delaware
Domtar A.W. LLC	Delaware
Domtar Delaware Holdings, LLC	Delaware
Domtar Delaware Investments Inc.	Delaware
Domtar Industries LLC	Delaware
Domtar Paper Company, LLC	Delaware
Domtar Personal Care Absorbent Hygiene Inc.	Delaware
Domtar Wisconsin Dam Corp.	Wisconsin
EAM Corporation	Delaware
E.B. Eddy Paper, Inc.	Delaware

Schedule A-1